FOR IMMEDIATE RELEASE

Volt Information Sciences Reports Fiscal 2016 Third Quarter Financial Results

NEW YORK, NY, September 8, 2016 – Volt Information Sciences, Inc. (“Volt” or “the Company”) (NYSE-MKT: VISI), a global provider of staffing services and information technology infrastructure services, today reported results for its third quarter ended July 31, 2016. Key elements include:

•	Third quarter net revenue of $330.5 million down 1.5% compared to the prior quarter and down 9.4% year-over-year

•	Third quarter loss from continuing operations of $4.6 million or $4.1 million excluding special items

•
Third quarter selling, administrative and other operating costs of $49.7 million lower by 3.3% compared to prior quarter and lower by 14.3% year-over-year due to headcount reductions and other initiatives to improve operating efficiencies

•	As of the end of the third quarter, the Company had $49.3 million of available liquidity for working capital requirements, compared to $27.0 million a year ago

Commenting on Volt’s third quarter performance, Michael Dean, President and CEO, said, “With continued measurable improvement this past quarter, I am pleased with our overall success in executing our turnaround plan. While our progress is evident across most aspects of the enterprise, our improving revenue performance provides the most compelling signal that our plan is taking hold.  After normalizing for fewer work days during the fiscal third quarter, staffing segment revenue increased slightly on a sequential quarter basis.  Importantly, we continue to add to our book of business with several recent new customer engagements. In addition, initiatives to improve our cost structure helped to reduce selling, administrative and other operating costs by 3% compared with the prior quarter and 14% compared to the third quarter last year. In fact, actions taken over the past year to streamline Volt’s cost structure will result in annual savings of approximately $13.0 million excluding Maintech. Based on our ongoing progress, I remain confident that our actions will lead to a significant improvement in our financial performance in the quarters and years ahead.”

Fiscal 2016 Third Quarter Results
Total revenue for the fiscal 2016 third quarter was $330.5 million, down $4.9 million, or 1.5% compared to total revenue of $335.4 million in the second quarter of fiscal 2016. Compared to the prior year period, total revenue decreased $34.2 million or 9.4% compared to $364.7 million in the third quarter of fiscal 2015.

Staffing Services segment revenue was $313.4 million, a $3.8 million or 1.2% decrease compared to $317.2 million in the second quarter of fiscal 2016. Compared to the prior year period, Staffing Services segment revenues declined $28.0 million, or 8.2% compared to Staffing Services revenues of $341.4 million in the third quarter of fiscal 2015. Other segment revenue was $17.1 million in the third quarter of fiscal 2016, compared to $18.2 million in the second quarter of fiscal 2016 and $23.3 million in the prior year period.

Volt Information Sciences Reports Fiscal 2016 Third Quarter Results September 8, 2016 Page 2 of 8

Net loss of $4.6 million in the third quarter of fiscal 2016 included $1.0 million of restructuring and severance costs, partially offset by $0.5 million related to the gain on the sale of real estate. Excluding the impact of these special items, net loss for the third quarter of 2016 would have been $4.1 million on a Non-GAAP basis.

Adjusted EBITDA, which is also a Non-GAAP measure, was $0.7 million in the fiscal 2016 third quarter. Adjusted EBITDA excludes the impact of interest expense, income tax expense, depreciation and amortization expense, other income/loss and share-based compensation expense. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Financing
In order to better align the covenants to the timing of certain liquidity events, in July 2016, the Company further amended its Financing Program with PNC Bank to reduce the minimum liquidity covenant level from $50.0 million to $35.0 million for the period beginning July 31, 2016 through the earlier of: 1) the date of the sale of the Company's subsidiary, Maintech Incorporated, if it is closed on or before September 30, 2016, and 2) October 30, 2016; thereafter it increases to $50.0 million.

On September 6, 2016, the Company amended its Financing Program to increase the facility limit from $150.0 million to $160.0 million under the expandable accordion feature in the program. The Company entered into this amendment to utilize the additional borrowing base provided by its current and potential growth in eligible accounts receivable balances.

Liquidity
As of July 31, 2016, the Company had $49.3 million of available liquidity for working capital requirements as compared to $27.0 million in the prior year period.

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2016 third quarter financial results will be held today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Volt’s President and CEO Michael Dean and CFO Paul Tomkins will host the conference call. Participants can listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the "Volt Information Sciences Earnings Conference Call."

Following the call, an audio replay will be available beginning Thursday, September 8, 2016 at 7:30 p.m. Eastern Time through Thursday, September 22, 2016 at 11:59 p.m. Eastern Time. To access the replay, dial 877-870-5176 (858-384-5517 for international callers) and enter the Conference ID # 13643965. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Company's website at www.volt.com in the Investors & Governance section.

Volt Information Sciences Reports Fiscal 2016 Third Quarter Results September 8, 2016 Page 3 of 8

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based), managed service programs, technology outsourcing services and information technology infrastructure services. Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed services programs supporting primarily professional administration, technical, information technology, light-industrial and engineering positions. Our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our technology outsourcing services provide pre and post production development, testing and customer support to companies in the mobile, gaming, and technology devices industries. In addition, we provide information technology infrastructure services which provide server, storage, network and desktop IT hardware maintenance, data center and network monitoring and operations. Our complementary businesses offer customized talent, technology and consulting solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com. For more information on VMC, visit www.vmc.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations, 212-704-7921. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investor & Governance section.

Investor Contacts:
Paul Tomkins
Volt Information Sciences, Inc.
voltinvest@volt.com
212-704-7921

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249
--Financial Tables to Follow--

Volt Information Sciences Reports Fiscal 2016 Third Quarter Results September 8, 2016 Page 4 of 8

Results of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	July 31, 2016	May 1, 2016	August 2, 2015	July 31, 2016	August 2, 2015

Revenue:
Staffing services revenue	$313,428	$317,247	$341,383	$939,356	$1,064,481
Other revenue	17,062	18,192	23,285	53,403	68,442
Net revenue	330,490	335,439	364,668	992,759	1,132,923

Expenses:
Direct cost of staffing services revenue	266,684	267,826	287,554	798,682	900,909
Cost of other revenue	15,110	15,887	19,696	47,785	59,210
Selling, administrative and other operating costs	49,712	51,382	58,025	154,019	178,227
Restructuring and severance costs	970	840	1,867	4,571	3,093
Impairment charges	-	-	580	-	5,954
Gain on sale of building	-	(1,663)	-	(1,663)	-
Total expenses	332,476	334,272	367,722	1,003,394	1,147,393

Operating income (loss)	(1,986)	1,167	(3,054)	(10,635)	(14,470)

Interest income (expense), net	(826)	(862)	(571)	(2,346)	(1,935)
Foreign exchange gain (loss), net	(1,003)	(579)	1,010	(1,238)	(153)
Other income (expense), net	(402)	(420)	(178)	(1,101)	(37)
Loss from continuing operations before income taxes	(4,217)	(694)	(2,793)	(15,320)	(16,595)
Income tax provision	393	1,091	1,351	2,037	3,262
Loss from continuing operations	(4,610)	(1,785)	(4,144)	(17,357)	(19,857)
Loss from discontinued operations	-	-	-	-	(4,519)
Net loss	$(4,610)	$(1,785)	$(4,144)	$(17,357)	$(24,376)

Per share data:
Basic:
Loss from continuing operations	$(0.22)	$(0.09)	$(0.20)	$(0.83)	$(0.95)
Loss from discontinued operations	-	-	-	-	(0.22)
Net loss	$(0.22)	$(0.09)	$(0.20)	$(0.83)	$(1.17)
Weighted average number of shares	20,846	20,814	20,741	20,824	20,821

Diluted:
Loss from continuing operations	$(0.22)	$(0.09)	$(0.20)	$(0.83)	$(0.95)
Loss from discontinued operations	-	-	-	-	(0.22)
Net loss	$(0.22)	$(0.09)	$(0.20)	$(0.83)	$(1.17)
Weighted average number of shares	20,846	20,814	20,741	20,824	20,821

Segment data:
Revenue:
Staffing Services	$313,428	$317,247	$341,383	$939,356	$1,064,481
Other Segment	17,062	18,192	23,285	53,403	68,442
Net revenue	$330,490	$335,439	$364,668	$992,759	$1,132,923

Operating income (loss):
Staffing Services	$6,109	$7,934	$8,161	$15,777	$22,128
Other Segment	465	224	1,327	318	(4,283)
Corporate general & administrative	(8,560)	(8,654)	(12,542)	(28,393)	(32,315)
Gain on sale of building	-	1,663	-	1,663	-
Operating income (loss)	$(1,986)	$1,167	$(3,054)	$(10,635)	$(14,470)

Commencing in the first quarter of fiscal 2016, the Company changed its methodology for the allocation of costs to more effectively reflect and measure the individual businesses’ financial and operational efficiency. Prior period segment results have been revised for these changes.

Volt Information Sciences Reports Fiscal 2016 Third Quarter Results September 8, 2016 Page 5 of 8

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	July 31, 2016	August 2, 2015

Cash and cash equivalents, beginning of the period	$10,188	$6,723

Cash used in all other operating activities	(12,835)	(7,017)
Changes in operating assets and liabilities	11,520	23,123
Net cash provided by (used in) operating activities	(1,315)	16,106

Proceeds from sale of property and equipment	36,795	389
Net cash used in all other investing activities	(14,188)	(4,690)
Net cash provided by (used in) investing activities	22,607	(4,301)

Decrease in cash restricted as collateral for borrowings	-	10,436
Net change in borrowings	(8,000)	(3,506)
Repayment of long-term debt	(7,295)	(676)
Purchases of common stock under repurchase program	-	(4,262)
Net cash used in all other financing activities	(761)	(242)
Net cash provided by (used in) financing activities	(16,056)	1,750

Effect of exchange rate changes on cash and cash equivalents	(2,538)	(3,679)

Net cash used in discontinued operations	-	(4,056)

Net increase in cash and cash equivalents	2,698	5,820

Change in cash from discontinued operations	-	(211)

Cash and cash equivalents, end of the period	$12,886	$12,332

Cash paid during the period:
Interest	$2,436	$2,435
Income taxes	$3,727	$1,638

Volt Information Sciences Reports Fiscal 2016 Third Quarter Results September 8, 2016 Page 6 of 8

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	July 31, 2016	November 1, 2015
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$12,886	$10,188
Restricted cash and short-term investments	16,392	14,977
Trade accounts receivable, net of allowances of $718 and $960, respectively	179,088	198,385
Recoverable income taxes	17,244	16,633
Prepaid insurance and other current assets	13,396	15,865
Assets held for sale	19,680	22,943
TOTAL CURRENT ASSETS	258,686	278,991
Other assets, excluding current portion	25,573	23,740
Property, equipment and software, net	27,783	24,095
TOTAL ASSETS	$312,042	$326,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued compensation	$29,850	$29,548
Accounts payable	35,113	39,164
Accrued taxes other than income taxes	22,962	22,719
Accrued insurance and other	31,170	34,391
Short-term borrowings, including current portion of long-term debt	92,000	982
Income taxes payable	-	1,658
Liabilities held for sale	5,571	7,345
TOTAL CURRENT LIABILITIES	216,666	135,807
Accrued insurance and other, excluding current portion	15,304	13,699
Deferred gain on sale of real estate, excluding current portion	26,594	-
Income taxes payable, excluding current portion	6,647	6,516
Long-term debt, excluding current portion	-	106,313
TOTAL LIABILITIES	265,211	262,335

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 and 23,738,003, respectively; Outstanding - 20,894,383 and 20,801,080, respectively	2,374	2,374
Paid-in capital	75,861	75,803
Retained earnings	18,692	38,034
Accumulated other comprehensive loss	(9,104)	(7,994)
Treasury stock, at cost; 2,843,620 shares and 2,936,923 shares, respectively	(40,992)	(43,726)
TOTAL STOCKHOLDERS’ EQUITY	46,831	64,491
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$312,042	$326,826

Volt Information Sciences Reports Fiscal 2016 Third Quarter Results September 8, 2016 Page 7 of 8

Unaudited Non-GAAP Statement of Operations and Reconciliations
(in thousands, except earnings per share)

	Three Months Ended July 31, 2016				Three Months Ended August 2, 2015
	GAAP	Special Items	Ref	Non-GAAP	GAAP	Special Items	Ref	Non-GAAP

Revenue:
Staffing services revenue	$313,428	$-		$313,428	$341,383	$-		$341,383
Other revenue	17,062	-		17,062	23,285	-		23,285
Net revenue	330,490	-		330,490	364,668	-		364,668

Expenses:
Direct cost of staffing services revenue	266,684	-		266,684	287,554	-		287,554
Cost of other revenue	15,110	-		15,110	19,696	-		19,696
Selling, administrative and other operating costs	49,712	486	(a)	50,198	58,025	(1,976)	(c)	56,049
Restructuring and severance costs	970	(970)	(b)	-	1,867	(1,867)	(d)	-
Impairment charges	-	-		-	580	(580)	(e)	-
Total expenses	332,476	(484)		331,992	367,722	(4,423)		363,299

Operating income (loss)	(1,986)	484		(1,502)	(3,054)	4,423		1,369

Other income (expense), net:
Interest income (expense), net	(826)	-		(826)	(571)	-		(571)
Foreign exchange gain (loss), net	(1,003)	-		(1,003)	1,010	(1,010)	(f)	-
Other income (expense), net	(402)	-		(402)	(178)	41	(g)	(137)
Total other income (expense), net	(2,231)	-		(2,231)	261	(969)		(708)

Income (loss) from continuing operations before income taxes	(4,217)	484		(3,733)	(2,793)	3,454		661
Income tax provision	393	-		393	1,351	-		1,351
Income (loss) from continuing operations	$(4,610)	$484		$(4,126)	$(4,144)	$3,454		$(690)

* Basic income (loss) from continuing operations	$(0.22)	$0.02		$(0.20)	$(0.20)	$0.17		$(0.03)
* Diluted income (loss) from continuing operations	$(0.22)	$0.02		$(0.20)	$(0.20)	$0.17		$(0.03)

Basic weighted average number of shares	20,846	20,846		20,846	20,741	20,741		20,741
Diluted weighted average number of shares	20,846	20,846		20,846	20,741	20,741		20,741

Special item adjustments consist of the following:
(a)	Relates primarily to the amortization of the gain on the sale of the Orange, CA facility.
(b)	Relates primarily to company-wide cost reduction plan.
(c)	Relates primarily to stock-based compensation granted to our new Board of Directors of $1.5 million and $0.5 million of legal and other items.
(d)	Relates primarily to severance charges associated with the departure of our former Chief Executive Officer ($1.5 million).
(e)	Relates primarily to the impairment of capitalized internally developed software as well as an adjustment to the impairment of net assets.
(f)	Relates primarily to non-cash foreign exchange gain or loss on our intercompany balances.
(g)	Relates primarily to the sale of non-core operations.

* Earnings per share may not add in certain periods due to rounding.

Volt Information Sciences Reports Fiscal 2016 Third Quarter Results September 8, 2016 Page 8 of 8

Unaudited Reconciliation of GAAP Loss from Continuing Operations to Adjusted EBITDA
(in thousands)

	Three Months Ended
	July 31, 2016	August 2, 2015

GAAP loss from continuing operations	$(4,610)	$(4,144)
Special items	484	3,454
Non-GAAP loss from continuing operations	(4,126)	(690)

Adjustments:
Depreciation and amortization	1,484	1,700
Share-based compensation expense	755	340
Other (income) loss, net (a)	2,231	708
Provision for income taxes	393	1,351
Adjusted EBITDA	$737	$3,409

(a) Includes interest income (expense) and other income (expense), net.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information, which includes adjustments for special items, as additional information for its consolidated income (loss) from continuing operations, segment operating income (loss) and adjusted EBITDA.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that the presentation of these Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because it permits evaluation of the results of the Company’s continuing operations without the effect of special items that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and certain expenses or income not indicative of our current or future period performance and are more fully disclosed in the tables.